Exhibit 10.29

CERTAIN CONFIDENTIAL PORTIONS HAVE BEEN REDACTED FROM THIS EXHIBIT BECAUSE THEY ARE BOTH (i) NOT MATERIAL AND (ii) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. INFORMATION THAT HAS BEEN OMITTED HAS BEEN IDENTIFIED IN THIS DOCUMENT WITH A PLACEHOLDER IDENTIFIED BY THE MARK “[***]”.
Execution Version

FFL SECOND COMMITMENT AND EXTENSION AGREEMENT
This FFL SECOND COMMITMENT AND EXTENSION AGREEMENT (this “Agreement”) is made as of May 15, 2019, by and among Toshiba Memory Corporation, a Japanese corporation (“TMC”), Toshiba Memory Iwate Corporation, a Japanese corporation (“TMI”), Western Digital Corporation, a Delaware corporation (“WD”) (together with TMC, the “Parent Parties”), SanDisk LLC, a Delaware limited liability company (“SanDisk LLC”), SanDisk (Cayman) Limited, a company organized under the laws of the Cayman Islands (“SanDisk Cayman”), SanDisk (Ireland) Limited, a company organized under the laws of the Republic of Ireland (“SanDisk Ireland”), SanDisk Flash B.V., a company organized under the laws of the Netherlands (“SanDisk Flash,” and together with SanDisk LLC, SanDisk Cayman, and SanDisk Ireland, “SanDisk”), Flash Partners, Ltd., a Japanese tokurei yugen kaisha (“FPL”), Flash Alliance, Ltd., a Japanese tokurei yugen kaisha (“FAL”), and Flash Forward, Ltd., a Japanese godo kaisha (“FFL,” and together with FPL and FAL, the “JVs,” and collectively with TMC, TMI, WD, SanDisk, FPL, FAL and FFL, the “Parties”).
WHEREAS, TMC, SanDisk LLC and SanDisk Flash are parties to that certain Flash Forward Master Agreement dated July 13, 2010 (as amended from time to time, the “FF Master Agreement”), and the other FF Operative Documents, which collectively provide for the management and operation of FFL and which by their terms are set to expire as of December 31, 2025;
WHEREAS, the Parties entered into the FFL Commitment and Extension Agreement (the “Extension Agreement”) on December 12, 2017, with respect to FFL;
WHEREAS, the Parties, among others, are engaged in the joint development and manufacture of BiCS Products and NAND Flash Memory Products;
WHEREAS, some or all of the Parties, among others, are concurrently entering into this Agreement, the K1 Facility Agreement, dated May 15, 2019, by and among TMC, TMI, WD, SanDisk and the JVs (the “K1 Facility Agreement”), and the other New Agreements (as defined in the K1 Facility Agreement);
WHEREAS, TMC intends to conduct certain activities at the Kitakami Facility through TMI, TMC’s wholly-owned Subsidiary;
WHEREAS, the Parties intend to restructure the JV operations such that FFL will wind down its activities at the Yokkaichi Facility and FFL will be the Parent Parties’ primary vehicle for joint investments in tools for the Kitakami Facility, and, from the date hereof, FPL and FAL will be the Parent Parties’ primary vehicles for joint investments in tools for the Yokkaichi Facility and such investments by FPL and FAL for the Y5 Facility will be on substantially the same terms and conditions that apply to FFL’s investments in tools for the Y5 Facility immediately prior to giving effect to the transactions contemplated by this Agreement;
WHEREAS, in connection with such restructuring of the JV operations, the Parties desire to make certain amendments to the Master Operative Documents as described herein;

Execution Version

WHEREAS, in reliance on the other Parties’ commitment to complete such restructuring of the JV operations, and to finalize and enter into such amendments, each Party desires to further extend the term of FFL, the FF Master Agreement and the other FF Operative Documents, to December 31, 2034 and to specify the terms and conditions on which such extension is hereby agreed;
NOW, THEREFORE, on the terms and subject to the conditions and limitations set forth in this Agreement, with reference to Section 2.1 of Appendix A to the FF Operative Documents and Section 2.4 of the FF Operating Agreement, the Parties hereby agree as follows:
1.    RELATION TO FF OPERATIVE DOCUMENTS
1.1    Application of Appendix A. Appendix A to the FF Operative Documents, as amended by this Agreement (“Appendix A”), shall apply to this Agreement. The capitalized terms used but not defined in this Agreement shall have the respective meanings assigned to them in the K1 Facility Agreement (or, if not defined in the K1 Facility Agreement, the respective meanings assigned to them in Appendix A, and if not defined in Appendix A, the respective meanings assigned to them in the FF Master Agreement) and the rules of construction and documentary conventions set forth in Appendix A shall apply to this Agreement as if set forth herein.
1.2    Effect of this Agreement. Except as expressly set forth in this Agreement, the FF Operative Documents shall be unaffected by this Agreement, and this Agreement shall be governed by and subject to the terms of the FF Operative Documents as amended hereby. From and after the date of this Agreement, each reference in any FF Operative Document to “this Agreement,” “hereof,” “hereunder” or words of like import, and all references to such FF Operative Document in any and all agreements, instruments, documents, notes, certificates and other writings of every kind of nature (other than in this Agreement or as otherwise expressly provided) shall be deemed to mean such FF Operative Document, as amended by and giving effect to this Agreement, whether or not such amendment is expressly referenced.
1.3    Addition to FF Operative Documents. This Agreement shall be deemed to be an FF Operative Document and the definition of “FF Operative Documents” as set forth in Appendix A is hereby amended so as to include this Agreement.
2.    EXTENSION
2.1    FFL Term Extended. Section 2.4 (“Term; Extension”) of the FF Operating Agreement is hereby amended and restated in its entirety as follows:
“Term; Extension. The Company shall be terminated on December 31, 2034, unless extended by mutual written agreement of all the Members or earlier terminated in accordance with Section 11 (Dissolution). Any such extension shall be effective only upon the written agreement of all of the Members and shall be on such terms and for such period as set forth in such agreement. The Members agree to meet, no later than December 31, 2033, to discuss the possible extension of the term of the Company.”

Execution Version

2.2    FFL Articles of Incorporation. Promptly following the date hereof, the Parties shall cause the Articles of Incorporation of FFL to be amended to extend the term of FFL to December 31, 2034.
3.    RESTRUCTURING OF JV OPERATIONS
3.1    FFL as Primary Investment Vehicle. From the date hereof, FPL and FAL shall be the Parent Parties’ primary vehicles for joint investments in tools for the Yokkaichi Facility, and the Parties shall, to the maximum extent feasible, cause investments for BiCS Expansions, BiCS Conversions, and BiCS Technology Transitions of JV Products at the Yokkaichi Facility to be made solely through FPL or FAL, other than with respect to BiCS Conversions and BiCS Technology Transitions of FFL’s then-existing JV Capacity at the Yokkaichi Facility prior to the Cessation Date (as defined below).
3.2    FFL Yokkaichi Tools. Following the date hereof, for each tool located at the Yokkaichi Facility that is owned or leased by FFL (each, an “FFL YOK Tool”), the Parent Parties shall negotiate in good faith and agree on whether:
(a)    such FFL YOK Tool or FFL’s leasehold interest in such FFL YOK Tool, as the case may be, shall be sold to FPL or FAL [***]; or
(b)    such FFL YOK Tool shall be removed from the Yokkaichi Facility, whether in furtherance of a K1 Capacity Transfer or otherwise.
[***], the Parties shall cause such FFL YOK Tool or leasehold interest in such FFL YOK Tool to be assigned to FPL or FAL (in the case of clause (a)), or cause such FFL YOK Tool to be removed from the Yokkaichi Facility (in the case of clause (b)), in each case, as agreed by the Parent Parties and following the date of such agreement by the Parent Parties, but in any event no later than December 31, 2027.
3.3    Reallocation and Relocation of FFL Capacity at YOK. The Parties shall cause FFL’s JV Capacity at the Yokkaichi Facility (as reflected in the CTLO for the Yokkaichi Facility) to be reallocated to FPL and/or FAL[***], or to be transferred to the K1 Facility [***], in each case, following the date of this Agreement, but in any event no later than December 31, 2027.
3.4    Cessation of FFL Yokkaichi Activities.
(a)    The Parties shall cause FFL’s JV Capacity, and manufacturing and other material operations, at the Yokkaichi Facility to be wound down in an orderly manner in accordance with a schedule to be mutually agreed by the Parent Parties, but in any event no later than December 31, 2027.
(b)    The Cessation Date (as defined below) shall be no later than December 31, 2027, and FFL shall have no JV Capacity, or manufacturing or other material operations, at the Yokkaichi Facility following December 31, 2027.

Execution Version

(c)    As used herein, “Cessation Date” shall mean the date on which: (a) there are no longer any FFL YOK Tools, and (b) FFL no longer has JV Capacity at the Yokkaichi Facility (as reflected in the CTLO for the Yokkaichi Facility).
4.    COVENANTS AND OTHER AMENDMENTS
4.1    FF Master Agreement. Any reference in the FF Master Agreement to the FFL Commitment and Extension Agreement dated as of December 12, 2017 shall hereby be amended to also include a reference to this Agreement.
4.2    Certain Identified Amendments. Each amendment to the Master Operative Documents set forth in Exhibit A shall be effective as of the date hereof.
4.3    [***].
4.4    Conflicts. To the extent any provision in the FP Operative Documents or the FA Operative Documents that pertains to the Y5 Facility expressly conflicts with any provision in the FF Operative Documents, such provision in the FF Operative Documents shall control as to such conflict except as expressly stated herein [***].
5.    MISCELLANEOUS
5.1    Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of California applicable to agreements made and to be performed entirely within such state without regard to the conflict of laws principles of such state, except where application of Japanese law is mandatory.
5.2    Other Terms. Further to Section 1.1 above, the general, miscellaneous, interpretive, non-disclosure and other terms and conditions provided in Appendix A shall apply to this Agreement as if set forth herein.
5.3    No Admission. Nothing in this Agreement shall constitute or be used as an admission, acquiescence, acknowledgement, or agreement by anyone as to the merit of any claims or defenses, whether or not asserted in any arbitration or other litigation, except to enforce the provisions of this Agreement or any part of any other agreement expressly amended herein. In addition, nothing in this Agreement shall constitute or be used as an admission in any arbitration, litigation, or other proceeding regarding the interpretation of any other agreement.
[Signature page follows]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their respective duly authorized representatives as of the date first written above.

WESTERN DIGITAL CORPORATION By: /s/ Siva Sivaram Name: Siva Sivaram Title: Executive Vice President, Silicon Technology	TOSHIBA MEMORY CORPORATION By: /s/ Yasuo Naruke Name: Yasuo Naruke Title: President and Chief Executive Officer
SANDISK LLC By: /s/ Siva Sivaram Name: Siva Sivaram Title: Chief Executive Officer	TOSHIBA MEMORY IWATE CORPORATION By: /s/ Akimichi Yonekura Name: Akimichi Yonekura Title: President and Chief Executive Officer
SANDISK (CAYMAN) LIMITED By: /s/ Stephanie Wells Name: Stephanie Wells Title: Director	FLASH PARTNERS, LTD. By: /s/ Shinichi Nitta Name: Shinichi Nitta Title: President and Chief Executive Officer
SANDISK (IRELAND) LIMITED By: /s/ Stephanie Wells Name: Stephanie Wells Title: Director	FLASH ALLIANCE, LTD. By: /s/ Shinichi Nitta Name: Shinichi Nitta Title: President and Chief Executive Officer
SANDISK FLASH B.V. By: /s/ Stephanie Wells Name: Stephanie Wells Title: Director	FLASH FORWARD, LTD. By: /s/ Shinichi Nitta Name: Shinichi Nitta Title: President and Chief Executive Officer
    [Signature Page to FFL Second Commitment and Extension Agreement]

Execution Version
Exhibit A
Certain Identified Amendments
1.    APPENDIX A
Appendix A to the FF Master Agreement shall be amended as follows:
1.1    Certain Definitions. The following defined terms are hereby added to the “Definitions” of Appendix A to the FF Master Agreement:
“FFL Second Extension Agreement” has the meaning set forth in the K1 Facility Agreement.
“K1 Facility” has the meaning set forth in the K1 Facility Agreement
“K1 Facility Agreement” means the K1 Facility Agreement, dated May 15, 2019, among Toshiba Memory Corporation, Toshiba Memory Iwate Corporation, Western Digital Corporation, SanDisk LLC, SanDisk (Cayman) Limited, SanDisk (Ireland) Limited, SanDisk Flash B.V., Flash Partners, Ltd., Flash Alliance, Ltd., and Flash Forward, Ltd.
“Kitakami Facility” has the meaning set forth in the K1 Facility Agreement.
“TMI” has the meaning set forth in the K1 Facility Agreement.
“WD” has the meaning set forth in the K1 Facility Agreement.
“Cessation Date” has the meaning set forth in the FFL Second Extension Agreement.
“Y5 Facility” or “Y5” means the facility known by the Parties as “Y5.”
    1.2    Section 2.15. Section 2.15 is hereby amended by adding the following sentence to the end of the Section:
“Any capitalized term used, but not defined, herein shall have the meaning set forth for such term in the K1 Facility Agreement.”
2.    Y5 MASTER FRAMEWORK
2.1    Framework. The Parties acknowledge and agree that, except as otherwise stated in this Agreement or the K1 Facility Agreement:
(a)    the rights and obligations of FFL in the FF Master Agreement, New Y2 Agreement and the Y6 Agreement (in each case, as amended) relating to all aspects of the Y5 Facility, including but not limited to (i) capacity for, the manufacture of, and the acquisition of NAND Flash Memory Products and BiCS Products in the Y5 Facility, (ii) investments in the Y5 Facility, (iii) the installation of tools for the manufacture of NAND Flash Memory Products and BiCS Products in the Y5 Facility and (iv) any other activities in the Y5 Facility (collectively, the

Execution Version

“Y5-Related Activities”), are hereby extended to FPL and FAL with respect to the Y5-Related Activities;
(b)    the terms and conditions set forth in the FF Master Agreement, the New Y2 Agreement and the Y6 Agreement (in each case, as amended) that apply to FFL’s Y5-Related Activities shall and hereby do apply to FPL’s and FAL’s Y5-Related Activities;
(c)    WD and SanDisk shall have the same rights and obligations set forth in the FF Master Agreement, the New Y2 Agreement and the Y6 Agreement (in each case, as amended) with respect to FPL’s and FAL’s Y5-Related Activities as they would have if FPL and FAL, respectively, were FFL, and SanDisk Cayman and SanDisk Ireland were SanDisk Flash;
(d)    TMC shall have the same rights and obligations set forth in the FF Master Agreement, the New Y2 Agreement and the Y6 Agreement (in each case, as amended) with respect to FPL’s and FAL’s Y5-Related Activities as it would have if FPL and FAL, respectively, were FFL;
in each case, as if the FF Master Agreement, the New Y2 Agreement and the Y6 Agreement contemplated FPL’s and FAL’s Y5-Related Activities on such terms.
2.2    Amendments. In furtherance of the foregoing, the FF Master Agreement, the New Y2 Agreement and the Y6 Agreement shall be, and hereby is, amended to effect the result set forth in Section 2.1 of this Exhibit A and to be consistent with Sections 4.3(b)(i), (v), (vi) and (vii), including but not limited to the following provisions of the FF Master Agreement:
(a)    Section 3.1 Purpose;
(b)    Section 3.2 Products;
(c)    Section 3.3(a) JV Space;
(d)    Section 5.1(a) Performance of Obligations;
(e)    Section 5.2 Public Announcements;
(f)    Section 6.1 Tool Acquisition;
(g)    Section 6.2 Technology Transfers;
(h)    Section 6.6 Capacity Sharing Arrangement;
(i)    Section 6.7 SanDisk Reservation Option;
(j)    Section 6.8 Engineering Wafers and Development Expense;
(k)    Section 6.10 Y5 Headcount Plan and Working Group;
(l)    Section 7.3 Adjustment Payment;
(m)    Section 7.4 Cost Terms;
(n)    Section 7.5 Negative Impacts;
(o)    Section 8.2 Y5 Facility;

Execution Version

(p)    Section 8.3 FF Foundry Agreement;
(q)    Section 8.4 FF Purchase and Supply;
(r)    Section 8.6 Other Matters;
(s)    Schedule 6.2(a) Technology Transfer Costs; and
(t)    Schedule 7.4(a) Fixed Manufacturing Costs and Variable Manufacturing Costs.
3.    FLASH FORWARD MASTER AGREEMENT
The FF Master Agreement is hereby amended as follows:
3.1    Parties to FF Master Agreement. TMC, SanDisk LLC and SanDisk Flash acknowledge and agree that SanDisk Cayman and SanDisk Ireland shall be, and hereby are, added as parties to the FF Master Agreement (as amended) and shall be fully bound by, and subject to, all of the covenants, conditions and agreements thereunder that are required to be performed, observed, or satisfied by SanDisk Flash with respect to the Y5 Facility or Y5-Related Activities, and may exercise all of the rights thereunder that may be exercised by SanDisk Flash with respect to the Y5 Facility or Y5-Related Activities, in each case, as though an original party thereto in the same manner and to the same extent as if SanDisk Cayman and SanDisk Ireland were SanDisk Flash.
3.2    Escalation.
(a)    Matters related to the Y5 Facility contemplated to be escalated or referred to FFL’s Management Representatives shall be escalated or referred to FPL’s Management Committee (for such matters related to FPL), FAL’s Management Committee (for such matters related to FAL), and FFL’s Management Representatives (for such matters related to FFL).
(b)    Matters related to the Y5 Facility contemplated to be escalated or referred to FFL’s Board of Executive Officers shall be escalated or referred to FPL’s Board of Directors (for such matters related to FPL), FAL’s Board of Directors (for such matters related to FAL), and FFL’s Board of Executive Directors (for such matters related to FFL).
3.3    Section 6.10. Section 6.10 is hereby amended as follows:
(a)    The title for Section 6.10(a) is hereby amended from “Flash Forward Headcount Plan and Working Group” to “Y5 Headcount Plan and Working Group”.
(b)    Section 6.10(a)(i) is hereby deleted and replaced in its entirety as follows:
    “The Parties will meet and mutually agree on an overall headcount plan for [***], which will incorporate [***] (the “Y5 Headcount Plan”)
(c)    All references to “FF Headcount Plan” is hereby replaced with “Y5 Headcount Plan.”
3.4    Section 8.1. Section 8.1 (Flash Forward Management) is hereby deleted and replaced in its entirety as follows:
    “8.1    Y5 Representatives; Y5 Operating Committee

Execution Version

(a)    SanDisk and Toshiba shall have an Operating Committee for Y5 Facility operations (the “Y5 Operating Committee”‘) consisting of a senior executive designated by each of SanDisk Corporation and Toshiba (each such individual the “SanDisk Representative” and the “Toshiba Representative,” respectively, and each of SanDisk Corporation and Toshiba for purposes of this Section 8.1, a “Designating Party”) each of whom shall represent the relevant Designating Party on a day-to-day basis at the Y5 Facility. Each Designating Party shall notify the other Designating Party in advance of any replacement of its representative. If a Designating Party requests in good faith that the other Designating Party’s representative be replaced with another person from the other Designating Party’s organization, the other Designating Party shall consider and discuss in good faith with the requesting Designating Party such request, provided that such replacement, if any, shall be determined solely by such other Designating Party. [***].
(b)    The Y5 Operating Committee’s purpose is to give SanDisk and Toshiba the ability to influence the day to day operating decisions of the Y5 Facility. The Y5 Operating Committee is intended to be a collaborative body with real-time communications, respectful consultation and dispute resolution and shall work together with the goal of making the Y5 Facility the most advanced and competitive (cost and technology) memory fabrication facility in the world. The Y5 Operating Committee shall have the authority to determine all matters concerning the day-to-day operations of the Y5 Facility (including staffing matters as provided in Section 6.10(a)(iii) of the Master Agreement), subject to those matters reserved to the Board of Executive Officers or Board of Executive Directors, as applicable, of the JVs or the Parties under the JV Operating Agreements, as well as to the requirements of this Agreement, the Articles of Incorporation of the JVs and the Companies Act. The Y5 Operating Committee shall communicate on a day-to-day basis with respect to the status of Y5 Facility operations and any other issues that may arise, and shall meet in person no less than two (2) times per week, or such other times and frequency as may be agreed upon by all members of such committee. If the members of the Y5 Operating Committee are unable to agree on any issue after [***] (by agreement of its two members), they shall submit such matter together with their respective recommendations to the Board of Executive Officers or Board of Executive Directors of the applicable JV(s) which shall endeavor to immediately resolve the issue. Special meetings of the Board of Executive Officers or Board of Executive Directors of the applicable JV(s) may be noticed for issues requiring urgent resolution. The Parties contemplate that while a special meeting of the Board of Executive Officers or Board of Executive Directors of the applicable JV(s) is being noticed, their respective management teams will discuss any issues that the Y5 Operating Committee could not resolve. If the Board of Directors or Board of Executive Officers of the applicable JV(s) are unable to agree on any such issue after [***] (by unanimous agreement), such issue shall be submitted to the Management Committee or the Management Representatives of the applicable JV(s) for final resolution. This Agreement, the FP Master Agreement and the FA Master Agreement separately provide for procedures if the Management Committee or the Management Representatives, as applicable, are unable to reach agreement on such issue.
(c)    The Y5 Operating Committee shall hold a monthly review meeting in English at the Yokkaichi Facility on [***] of each calendar month, unless otherwise agreed by the Parties or the Y5 Operating Committee. The Y5 Operating Committee shall prepare and distribute to the Parties (at least three (3) Business Days in advance of the monthly review meetings) monthly reports in English with respect to the engineering activities, operations and financial affairs of the applicable JV(s) and the Y5 Facility.

Execution Version

(d)    Upon the request of either SanDisk Corporation or Toshiba, the Y5 Operating Committee shall provide the Parties with (i) any management or operation reports of the JVs related to the Y5 Facility (which no Designating Party shall have an obligation to translate) and (ii) simultaneously in Japanese and English, those management and operating reports identified on Schedule 5.3 of the FF Operating Agreement as mutually agreed upon from time to time by the Parties. The Y5 Operating Committee and the K1 Operating Committee (as defined in the K1 Facility Agreement) will cooperate to obtain any information relating to K1 Facility management or operations necessary for such reports. Upon reasonable request from SanDisk Corporation, Toshiba employees shall explain such reports to SanDisk’s employees and respond to questions from SanDisk’s employees; provided, however, that SanDisk acknowledges and agrees that Toshiba shall not be responsible for SanDisk’s failure to understand any such reports.”
3.5    Section 9.1(j). Section 9.1(j) is hereby deleted and replaced in its entirety as follows:
    “(j)    In connection with any termination of Flash Forward, the FF Master Agreement and/or the FF Operating Agreement:
        (i)    the Parties shall exercise their respective reasonable best efforts to plan such termination in advance with the goal of minimizing related costs;
        (ii)     with respect to employees of TMC and employees of WD or any of its Subsidiaries working at the K1 Facility, (A) in the case of those that are employees of TMC or any of its Subsidiaries, TMC will use its reasonable best efforts to retrain or relocate such individuals to other TMC facilities, and (B) in the case of those that are employees of WD or any of its Subsidiaries, WD will use its reasonable best efforts to retrain or relocate such individuals to other WD facilities, each to the maximum extent possible;
        (iii)    [***]; and
        (iv)     [***].
        (v)    [***].
3.6    Section 10.1. Section 10.1 is hereby amended by adding the following sentence at the end of such Section:
“The provisions of this Agreement and the FF Operative Documents that relate to rights and obligations with respect to the Y5 Facility (other than those rights and obligations that are intended to apply only to FFL), including the production of NAND Flash Memory Products and/or BiCS Products within the Y5 Facility, pricing of such products produced within the Y5 Facility, or cost allocation with respect to the Y5 Facility, shall survive the termination or expiration this Agreement for so long as: (A) Flash Partners has JV Capacity in, or has lots at the Yokkaichi Facility that are processed in, the Y5 Facility and the FP Master Agreement remains in effect or (B) Flash Alliance has JV Capacity in, or has lots at the Yokkaichi Facility that are processed in, the Y5 Facility and the FA Master Agreement remains in effect.”
3.7    Financing. The terms and conditions with respect to the financing necessary to enable committed or agreed capacity expansions or other investment in FPL or FAL for JV

Execution Version

Capacity at the Y5 Facility shall be as follows: (i) in the case of FAL, as set forth in Section 6.12 of the FAL Master Agreement as if such investment were in the Y4 Facility and (ii) in the case of FPL, as set forth in Section 6.10 of the FPL Master Agreement as if such investment were in the Y3 Facility.
4.    FLASH FORWARD OPERATING AGREEMENT
The FF Operating Agreement is hereby amended as follows:
4.1    Escalation. Matters related to the Y5 Facility contemplated to be escalated or referred to FFL’s Management Representatives shall be escalated or referred to FPL’s Management Committee (for such matters related to FPL), FAL’s Management Committee (for such matters related to FAL), and FFL’s Management Representatives (for such matters related to FFL).
4.2    Y5 Representatives; Y5 Operating Agreement. Section 5.3 is hereby deleted in its entirety.
5.    NEW Y2 AGREEMENT
The New Y2 Agreement is hereby amended as follows:
5.1    Section 14.1. Section 14.1 shall be amended by deleting the Section in its entirety and replacing it with the following:
“14.1    Term. This Agreement shall continue in full force and effect until the later of (a) the date on which (i) there are no longer tools owned or leased by FFL at the Yokkaichi Facility, and (ii) FFL no longer has JV Capacity at the Yokkaichi Facility (as reflected in the CTLO for the Yokkaichi Facility), (b) the termination of the FPL Master Agreement, and (c) the termination of the FAL Master Agreement, unless earlier terminated as hereinafter provided. The term of this Agreement may be extended by mutual agreement of both Parent Parties.”
6.    Y6 AGREEMENT
The Y6 Agreement is hereby amended as follows:
6.1    Section 15.1. Section 15.1 shall be amended by deleting the Section in its entirety and replacing it with the following:
“15.1     Term. This Agreement shall continue in full force and effect until the later of (a) the date on which (i) there are no longer tools owned or leased by FFL at the Yokkaichi Facility, and (ii) FFL no longer has JV Capacity at the Yokkaichi Facility (as reflected in the CTLO for the Yokkaichi Facility, (b) the termination of the FPL Master Agreement, and (c) the termination of the FAL Master Agreement, unless earlier terminated as hereinafter provided. The term of this Agreement may be extended by mutual agreement of both Parent Parties.”
7.    JV FOUNDRY AGREEMENTS
The FPL Foundry Agreement and FAL Foundry Agreement are hereby amended as follows:
7.1    FPL Foundry Agreement and FAL Foundry Agreement Framework.

Execution Version

(a)    [***], the Parties acknowledge and agree that, except as otherwise set forth in this Agreement or the K1 Facility Agreement, the terms and conditions set forth in the FPL Foundry Agreement and FAL Foundry Agreement that apply to the purchases of Products (as defined therein) by FPL and FAL from TMC shall hereby apply to the purchases of JV Y5 NAND Flash Memory Products and JV Y5 BiCS Products by FPL and FAL from TMC as if the FPL Foundry Agreement and FAL Foundry Agreement contemplated the purchase of JV Y5 NAND Flash Memory Products and JV Y5 BiCS Products by FPL and FAL from TMC.
(b)    In furtherance of the foregoing, the FPL Foundry Agreement and FAL Foundry Agreement shall be, and hereby are, amended to effect the result set forth in Section 6.1(a) of this Exhibit A [***].
8.    PURCHASE AND SUPPLY AGREEMENTS
Toshiba Memory’s and SanDisk’s FPL Purchase and Supply Agreement and FAL Purchase and Supply Agreement are hereby amended as follows:
8.1    FPL Purchase and Supply Agreement and FAL Purchase and Supply Agreement Framework.
(a)    [***], the Parties acknowledge and agree that, except as otherwise set forth in this Agreement or the K1 Facility Agreement, the terms and conditions set forth in Toshiba Memory’s and SanDisk’s FPL Purchase and Supply Agreement and FAL Purchase and Supply Agreement that apply to the purchases of Products (as defined therein) by Toshiba Memory, WD and SanDisk from FPL and FAL shall hereby apply to the purchases of JV Y5 NAND Flash Memory Products and JV Y5 BiCS Products by Toshiba Memory, WD and SanDisk from FPL and FAL as if Toshiba Memory’s and SanDisk’s FPL Purchase and Supply Agreement and FAL Purchase and Supply Agreement contemplated the purchase of JV Y5 NAND Flash Memory Products and JV Y5 BiCS Products by Toshiba Memory, WD and SanDisk from FPL and FAL.
(b)    In furtherance of the foregoing, the Toshiba Memory’s and SanDisk’s FPL Purchase and Supply Agreement and FAL Purchase and Supply Agreement shall be, and hereby are, amended to effect the result set forth in Section 8.1(a) of this Exhibit A [***].
8.2    [***].
8.3    [***].
9.    JOINT VENTURE RESTRUCTURE AGREEMENT
The JVRA is hereby amended as follows:
9.1    Section 5.1 (a)(ii). Section 5.1(a)(ii) shall be amended by deleting the Section in its entirety and replacing it with the following:
“(ii)     For the Toshiba Capacity in the Y3, Y4 and Y5 Facility, Toshiba will provide to the applicable JV [***], including but not limited to [***]. Notwithstanding the foregoing, Toshiba shall have sole discretion over the use and disposition of the equipment representing the Toshiba Capacity, provided [***].”

Execution Version
Exhibit B
[***]

B-1